UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 30, 2008

PGMI, INC.

(Exact name of registrant as specified in charter)

Utah	000-32195	87-0319410
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Merchant Street

Suite 3100, Harbour Court

Honolulu, HI 96813

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (808) 585-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A amends the current report on Form 8-K filed on July 16, 2008. This amended Form 8-K/A is being filed to include Item 4.02 regarding the events described herein, which was inadvertently omitted from the July 16, 2008 Form 8-K.

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 30, 2008, the Honorable Denise P. Lindberg, Third District Court, Salt Lake County, State of Utah, in the matter of Mark E. Buck vs. PGMI, Inc. et. al,  Case No. 070906630, entered an Order on the Motion of the Receiver for PGMI, Inc. to transfer its wholly-owned subsidiary, Marugin International, Inc., a Japan corporation, from PGMI, Inc. to PGMI Marugin Business Trust, to be held by such Trust under the direction of the Third District Court.  The effective date of the transfer was June 30, 2006, said date being the last year-end date in which PGMI, Inc. controlled Marugin International, Inc. The Order further directed that the Receiver may seek a purchaser for Marugin International, Inc. or a portion thereof, subject to the Court subsequently approving the terms of any such sale.

The Company received a copy of the Court Order on July 7, 2008, and discussed the implications of the Order and the information contained in this 8-K with its auditors that week, and concluded on July 11, 2008 that a restatement of each of the Company’s financials would be required for the quarters ending September 30, 2006 and December 31, 2006, including a restatement of the Company’s Balance Sheet, Statement of Operations, Statement of Shareholders’ Equity, and Statement of Cashflows.  The basis for the restatement is that the effect of the Order is a removal of the operating subsidiary from PGMI, Inc. as of June 30, 2006.  Accordingly, financials must now be submitted showing only the operations of the parent company, PGMI, Inc., for the quarters ending September 30, 2006 and December 31, 2006.  As PGMI, Inc. had minimal operations during the time periods in question, other than the operations of its subsidiary which has now been removed, the financials to be restated will be substantially different, and are expected to show few if any assets or revenues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGMI, INC.

Date: August 25, 2008

By:   /s/ Michael L. Labertew

Name: Michael L. Labertew

Title: Receiver